EX-99.4k

                                             Jackson National Life
                                             Insurance Company
                                             A Stock Company  [graphic omitted]
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                  5 YEAR WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

This endorsement is made a part of the Contract to which it is attached and is effective on the Issue Date. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The benefits described in this endorsement will cease upon termination of the Contract. This 5 Year Withdrawal Charge Schedule Benefit may only be elected prior to the Issue Date. The Contract is amended as follows:

The CONTRACT DATA PAGE is amended by the addition of the following:

1.  The following language is added:

5 Year Withdrawal Charge   On an annual basis, this charge equals [0.30%] of the
Schedule Charge:           daily net asset value of the Investment Divisions.

2. The Withdrawal Charge schedule and the Indexed Fixed Option Withdrawal Charge schedule are deleted and replaced with the following schedules:

Withdrawal Charge:     Completed Years Since
                         Receipt of Premium                     Percentage
                                  0                                 8%
                                  1                                 7%
                                  2                                 6%
                                  3                                 4%
                                  4                                 2%
                                  5+                                0%

Indexed Fixed Option    Completed Years Since              Indexed Fixed Option
Withdrawal Charge:      Allocation to Indexed                Withdrawal Charge
                            Fixed Option                        Percentage
                                  0                                 8%
                                  1                                 7%
                                  2                                 6%
                                  3                                 4%
                                  4                                 2%
                                  5+                                0%


                                        Signed for the
                                        Jackson National Life Insurance Company

                                        /s/ Clark P. Manning

                                        President and Chief Executive Officer


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